Exhibit 99.1

Rakuten and AST SpaceMobile Establish “Rakuten AST” Joint

Venture to Build D2D Satellite Communications Network in Japan

- Approximately USD 1 billion in funding awarded from Japan’s MIC to support deployment of Japanese-flagged mid-band satellite constellation

- Rakuten and AST SpaceMobile to build disaster-resilient, uninterrupted communications infrastructure, strengthening economic security for Japan

- AST SpaceMobile to supply satellites to power Japan’s sovereign direct-to-device constellation

Tokyo and Midland, Texas – November 9, 2026 – Rakuten Group, Inc. and AST SpaceMobile, Inc. (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, agreed to establish Rakuten AST, Inc. on November 6, 2026 (Japan Standard Time)*1. The joint venture is tasked with building a direct-to-device communications network in Japan using low Earth orbit (LEO) satellites to provide service to commercially available smartphones, strengthening Japan’s communications infrastructure in the event of disasters and other emergencies.

The Ministry of Internal Affairs and Communications’ (MIC) selected the joint proposal from Rakuten’s preparatory company and Rakuten Mobile, Inc. for the publicly solicited “J-LEO: Japan Low Earth Orbit Satellite Communications Project”*2. Rakuten AST is expected to receive up to 148 billion yen (approx. 1 billion USD) in support over approximately three years under J-LEO, through the Communications and Information Network Association of Japan (CIAJ), the organization established to manage the fund*3,4. Through this joint venture, Rakuten AST will collaborate with AST SpaceMobile to deploy and manage satellites compatible with mid-band spectrum, in order to establish a satellite communications network and commence domestic operations by the end of March 2029.

The J-LEO Project will leverage the largest communication satellites ever deployed in LEO to build domestic communications infrastructure that enables direct satellite-to-smartphone connectivity and strengthens economic security. In addition to extending cellular broadband connectivity to areas with limited or no terrestrial coverage, the project aims to ensure cellular broadband connectivity during emergencies, such as natural disasters, by establishing a framework for emergency inter-carrier roaming among mobile network operators.

Through Rakuten AST, Rakuten and Rakuten Mobile aim to establish a non-terrestrial network (NTN) managed and operated in Japan. The companies will deploy and operate a resilient, stable communications infrastructure capable of maintaining priority and stable connectivity, independent of external conditions – even in times of emergency.

The satellite communications service to be deployed by Rakuten AST will leverage AST SpaceMobile’s large-scale satellites to enable high-speed internet connectivity — such as video streaming and social media — on off-the-shelf smartphones without the need for specialized equipment*5. Because the base station equipment is installed on ground-based infrastructure, Japanese telecommunications operators can flexibly and autonomously manage and operate the network.

AST SpaceMobile will supply the satellites to power Japan’s sovereign D2D constellation. Beyond priority Japanese domestic market usage, Rakuten AST also plans to work with AST SpaceMobile to provide these services through AST SpaceMobile to its customers worldwide, subject to regulatory approval.

Rakuten Mobile will also work with AST SpaceMobile to advance the use of AI edge computing and plans to develop AI-driven spectrum management technology, exploring their application for higher-speed data communications and industry-specific solutions such as IoT. The company aims to expand its solution offerings beyond telecommunications carriers to include connectivity-reliant industries, such as logistics, infrastructure monitoring, construction, and agriculture.

Mickey Mikitani, Chairman and CEO, Rakuten Group, commented, “This project is a key pillar of Rakuten Mobile’s network strategy. By building an integrated framework spanning satellite procurement through operations and accelerating technological innovation, we will contribute to the development of disaster-resilient communications infrastructure and the improvement of Japan’s communications environment. We will maximize capital efficiency and pursue the expansion of business opportunities in the satellite communications sector.”

Abel Avellan, Founder, Chairman and CEO, AST SpaceMobile, commented, “This represents a significant milestone for AST SpaceMobile and validates the importance of space-based cellular broadband connectivity as countries around the world increasingly recognize the technology as a critical complement to terrestrial wireless infrastructure to realize the goal of 100% broadband availability wherever people work, live and travel. Through our technology, we will enhance the resilience of Japan’s communications infrastructure while strengthening our global network by leveraging capacity that can also be utilized outside of Japan.”

In addition to this project, Rakuten Mobile plans to begin commercial-environment testing of its satellite-to-mobile service within 2026, under the strategic partnership between Rakuten and AST SpaceMobile established in March 2020*6.

Rakuten, Rakuten Mobile, and AST SpaceMobile will continue working toward the early realization of D2D satellite communications, advancing the development of resilient communications networks.

Overview of Joint Venture

Company Name:	Rakuten AST, Inc.
Head Office:	1-14-1 Tamagawa, Setagaya-ku, Tokyo
Legal Capital:	100 million yen
Voting Rights Ratio:	Rakuten Group, Inc. 51% / AST SpaceMobile Japan Holdings II GK, a Japan-based wholly owned indirect subsidiary of AST SpaceMobile, Inc. 49%
Representative:	Ryoji Osaka, Representative Director & CEO
Date of Establishment:	November 2026 (planned)
Business Description:	Satellite procurement, and the operation and management of satellite connectivity.

Notes

*1 The new company will be established under an agreement between Rakuten Group, Inc. and AST SpaceMobile Japan Holdings II GK, a Japanese entity established by AST SpaceMobile, Inc. through AST & Science, LLC.

*2 The J-LEO Project was publicly solicited for indirect subsidy recipients (private companies) through the Japan Communications and Information Network Industry Association (CIAJ), the designated foundation operator.

*3 A joint proposal by RAST, Inc. (a preparatory company for Rakuten) and Rakuten Mobile was selected for the Ministry of Internal Affairs and Communications’ “Japan Low Earth Orbit Satellite Communications Project(*Japanese page)

*4 Grant to be received through CIAJ after establishment of Rakuten AST.

*5 AST provides large-scale satellite hardware and core technology, backed by approximately 3,900 patents held and applications pending. The next-generation satellites will feature the largest phased array ever deployed in low Earth orbit (approximately 223 m²), designed to deliver peak data speeds nearly double those of the company’s initial Block 1 BlueBird satellites. The Block 1 BlueBird satellites have demonstrated the ability to connect directly to standard smartphones, achieving a peak downlink speed of 98.9 Mbps, and have proven capable of delivering voice, broadband data, and video applications from space to consumers, enterprises, emergency responders, and governments. The company has signed agreements with approximately 60 mobile network operators representing over 3 billion subscribers, and has established strategic partnerships with AT&T, Verizon, Vodafone, Google, American Tower, Bell, Telus, and stc group, in addition to Rakuten.

*6 Related press release: Rakuten and Vodafone Invest in AST & Science’s Space Venture to Reach More People, Devices and Places with Mobile Coverage

About AST SpaceMobile, Inc.

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook.

About Rakuten

Rakuten Group, Inc. (TSE: 4755) is a global technology leader in services that empower individuals, communities, businesses and society. Founded in Tokyo in 1997 as an online marketplace, Rakuten has expanded to offer services in e-commerce, fintech, digital content and telecommunications to 2.2 billion members around the world. The Rakuten Group has around 30,000 employees, and operations in 30 countries and regions. For more information visit https://global.rakuten.com/corp/.

About Rakuten Mobile

Rakuten Mobile, Inc. is a Rakuten Group company responsible for mobile communications, centered on its mobile network operator (MNO) business. Through continuous innovation and the deployment of advanced technology, Rakuten Mobile aims to redefine expectations in the mobile communications industry in order to provide appealing and convenient services for diverse customer needs. For more information on Rakuten Mobile visit https://corp.mobile.rakuten.co.jp/english/.

Forward Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the future reports that it may file from time to time with the SEC.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

 Media Inquiries

Rakuten Group

Corporate Communications Department

global-pr@mail.rakuten.com

AST SpaceMobile

Allison Worldwide

AstSpaceMobile@allisonpr.com

Investor Contact:

Scott Wisniewski

investors@ast-science.com

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